Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10–Q of Plum Creek Timber Company, Inc. (the “Company”)  for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rick R. Holley, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13a or Section 15d of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 4, 2006 By: /s/ Rick R. Holley —————————————— RICK R. HOLLEY President and Chief Executive Officer